DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 88701-4299 (775) 684 5706 Website: secretaryofstate.biz	Entity # C30662-2004 Document Number: 20060709741-26 Date Filed: 11/2/2006 2:35:29PM IN THE OFFICE OF /s/ DEAN HELLER, SECRETARY OF STATE

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

ALGODYNE ETHANOL ENERGY CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 shares with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

600,000,000 shares with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue eight (8) shares of common stock for every one (1) share of the common stock issued and outstanding immediately prior to the effective date of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Shareholders entitled to receive a fraction of a share – cont’d on attached Schedule A.

7. Effective date of filing (optional): 11/3/06

8. Officer Signature:	/s/ Greg McAdam Signature	President Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.